Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-249391) and Forms S-3 (Nos. 333-267197 and 333-262295) of Elutia Inc. of our report dated March 23, 2023, except for the effects of discontinued operations discussed in Note 4 to the consolidated financial statements, as to which the date is November 20, 2023 relating to the financial statements, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

November 20, 2023